UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2016
W. P. Carey Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13779	45-4549771
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 5, 2016, W. P. Carey Inc. (the “Company”) promoted Mr. Arjun Mahalingam to Chief Accounting Officer of the Company, succeeding Ms. ToniAnn Sanzone, who resigned from that position, effective as of that same date, in anticipation of becoming the interim Chief Financial Officer of the Company on October 14, 2016, as previously reported.
Mr. Mahalingam, age 32, joined the Company in November 2013 and served as Assistant Controller until January 2015, when he became the Company’s Controller. In that role, he was responsible for the internal controls, accounting and financial reporting of the Company. Prior to joining the Company, Mr. Mahalingam worked from 2005 to 2013 in the assurance practice at Ernst & Young LLP. Mr. Mahalingam is a CFA charterholder and a Certified Public Accountant. He graduated summa cum laude with a B.B.A. in Finance from the University of Massachusetts – Amherst and also holds a M.S. in Accounting from the University of Virginia.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date:	October 11, 2016	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary